Exhibit 99.1

Friedman Industries, Incorporated Announces Second Quarter Results

LONGVIEW, Texas, Nov. 16, 2020 (GLOBE NEWSWIRE) -- Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD) -

The Company announced today its results of operations for the second quarter. For the quarter ended September 30, 2020 (the “2020 quarter”), the Company recorded a net loss of $250,005 ($0.04 diluted loss per share) on sales of $24,861,680 compared to a net loss of $1,544,137 ($0.22 diluted loss per share) on sales of $39,995,580 for the quarter ended September 30, 2019 (the “2019 quarter”).

Operating results for both the 2020 quarter and the 2019 quarter were negatively affected by the impact of declining steel prices. However, steel prices started increasing in the middle of the 2020 quarter which sparked margin improvement, especially for the coil segment where margin typically responds quicker to fluctuations in steel prices compared to our tubular segment.

Operating results for the 2019 quarter were impacted negatively by an inventory write down of $955,605 at September 30, 2019 related to certain items of the tubular segment’s manufactured pipe inventory. The inventory write down was due primarily to the persistent decline of hot-rolled steel prices at the time and soft demand resulting in slower inventory turnover.

SUMMARY OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019

Net Sales	$24,861,680	$39,995,580	$48,386,280	$80,970,900

Total costs and other income	25,174,401	42,027,709	49,835,631	82,733,758

Earnings (loss) before income taxes	(312,721)	(2,032,129)	(1,449,351)	(1,762,858)

Provision for (benefit from) income taxes	(62,716)	(487,992)	(340,484)	(413,493)

Net earnings (loss)	$(250,005)	$(1,544,137)	$(1,108,867)	$(1,349,365)

Weighted average shares outstanding:
Basic	7,067,898	6,999,444	7,074,137	6,999,444
Diluted	7,067,898	6,999,444	7,074,137	6,999,444

Net earnings (loss) per share:
Basic	$(0.04)	$(0.22)	$(0.16)	$(0.19)
Diluted	$(0.04)	$(0.22)	$(0.16)	$(0.19)

COIL SEGMENT OPERATIONS

Coil segment sales for the 2020 quarter totaled $18,456,086 compared to $28,420,609 for the 2019 quarter. Total coil segment sales decreased due to recent declines in hot-rolled steel pricing accompanied with decreased sales volume primarily related to impacts of the COVID-19 pandemic. Inventory tons sold decreased from approximately 43,000 tons in the 2019 quarter to approximately 33,000 tons in the 2020 quarter. The average selling price related to these shipments decreased from approximately $653 per ton in the 2019 quarter to approximately $548 per ton in the 2020 quarter. Coil segment operations recorded operating profits of approximately $751,000 and $324,000 for the 2020 and 2019 quarters, respectively. Operating results for both the 2020 quarter and the 2019 quarter were negatively impacted by low margins associated with declines in hot-rolled steel prices. However, margins did start to improve at the end of the 2020 quarter when hot-rolled steel pricing increased.

TUBULAR SEGMENT OPERATIONS

Tubular product segment sales for the 2020 quarter totaled $6,405,594 compared to $11,574,971 for the 2019 quarter. Total tubular segment sales declined due primarily to a lower sales volume and lower steel prices. Tons sold decreased from approximately 15,500 tons in the 2019 quarter to approximately 10,000 tons in the 2020 quarter. The volume decline was primarily related to impacts of the COVID-19 pandemic and challenging conditions for the U.S. energy industry. The average selling price related to these shipments decreased from approximately $755 per ton in the 2019 quarter to approximately $634 per ton in the 2020 quarter. The tubular segment operations recorded operating losses of approximately $344,000 and $1,746,000 for the 2020 and 2019 quarters, respectively. Operating results for both the 2020 quarter and the 2019 quarter were negatively impacted by declines in hot-rolled steel prices, but the 2020 quarter was also negatively affected by the impacts of the COVID-19 pandemic and challenging conditions for the U.S. energy industry. Operating results for the 2019 quarter were impacted negatively by an inventory write down of $955,605 at September 30, 2019 related to certain items of the segment’s manufactured pipe inventory. The inventory write down was due primarily to the persistent decline of hot-rolled steel prices and soft demand resulting in slower inventory turnover.

STRATEGIC INITIATIVES

The Company continued the previously announced capital expenditure project at our Decatur, Alabama facility during the second quarter of fiscal 2021. This project involves the purchase and installation of a stretcher leveler coil processing line. This newly acquired equipment will allow the Decatur location and our overall coil segment to process material that is thicker, wider and higher strength. In addition, material that has been leveled by the stretcher leveling process is preferable to certain customers and applications compared to material that has been leveled by the temper mill process. The Company currently expects the installation of the new equipment to begin in December 2020 and expects commercial use of the equipment to begin in February 2021. The Company currently estimates the cost of this project to be $7,200,000. This estimated cost is greater than our previously disclosed cost of $5,800,000 due to additional components that have been added to the project to improve the efficiency and output of the equipment. As of September 30, 2020, expenditures related to the Decatur project totaled $5,427,263 with this amount reported as “Construction in process” on the Company’s consolidated balance sheet.

We continue to implement price-risk management practices into our business by trading hot-rolled coil futures. We believe price-risk management is a critical tool for improving the consistency of our financial results in a volatile commodity-based business.

On June 25, 2020, our Board of Directors authorized a share repurchase program under which the Company may repurchase up to 1,062,067 shares of the Company’s outstanding common stock through June 30, 2023, which equates to 15% of the Company’s outstanding shares of common stock as of June 25, 2020. During the September 30, 2020 quarter we repurchased 67,281 shares at a total cost of $410,221.

Repurchases under the program may be made from time to time at the Company’s discretion and may be made in open market transactions, through block trades, in privately negotiated transactions and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and actual number of shares repurchased pursuant to the program will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.

OUTLOOK / COVID-19

During August 2020 hot-rolled steel pricing started to rise and has continued a significant increase of approximately 60% as of the date of this release. Our coil segment margins started improving late in the second quarter and have continued to improve during the third quarter. Our tubular segment margins do not respond as quickly to the fluctuations in steel price, but we have started to see improved margins for our manufactured pipe sales during November 2020. In general, we expect solid margins for the third quarter. We expect both coil segment and tubular segment sales volumes for the third quarter to be comparable to those of the second quarter with the potential to be slightly less due to typical seasonality associated with the holidays and fewer shipping days.

In March 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic. In addition to the devastating effects on human life, this contagious virus has adversely affected economies globally. It has also disrupted the normal operations of many businesses, including ours and many of our customers. Our facilities have continued to operate during this crisis but we are operating with modifications to our facility practices, employee travel, employee work locations and virtualization or cancellation of company and customer events, among other modifications. We may take further actions that alter our business operations as the situation evolves. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business or our operations. We have experienced a small number of cases within our workforce with each case being isolated with no spread to other employees.

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments: coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur where the Company processes hot-rolled steel coils using temper mills and cut-to-length lines. The Company is in the process of replacing its temper mill and cut-to-length line at the Decatur plant with a stretcher leveler line. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe, provides pipe finishing services and distributes pipe.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, the continuing impact of the COVID-19 pandemic, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, including the installation of our new stretcher leveler line, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, the continuing shifting of governmental policy relating to PPP loans and forgiveness of such loans, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on November 16, 2020 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.